Exhibit 99.1

Contact	Steve Cordier Vice President and Chief Financial Officer Penford Corporation 303-649-1900 steve.cordier@penx.com

Penford Facility Operating Effectively Despite Strike

     ENGLEWOOD, Co., September 13, 2004 – Penford Corporation (Nasdaq: PENX) announced today that its industrial starch facility in Cedar Rapids, Iowa, is operating safely and effectively and is continuing to serve customers despite a strike that began August 1.

     “Our priorities have been to produce quality product safely, and the retention of our customer base,” said Tom Malkoski, Penford’s chief executive officer. “Our customers and suppliers have been supportive and loyal throughout the process, and our employees have stepped up to the challenge.”

     Malkoski added that initial costs to run the plant have been high. Additional expenses such as temporary workers, added security and costs required to achieve key production targets were about $3 million during the first month of the strike. Malkoski said the continuing financial impact should decrease as shipment patterns normalize and process efficiencies are realized. Average daily production is now approaching pre-strike levels.

     Approximately 150 members of the Bakery, Confectionary, Tobacco Workers and Grain Millers (BCTGM) Local 100G struck Penford’s Cedar Rapids industrial starch plant after rejecting a contract proposal. The parties returned to the bargaining table on September 2nd and talks continued on September 10th. Penford has implemented several actions to reduce costs in the face of demanding commercial market conditions, but the company’s labor costs remain among the highest in the industry.

     “This is a difficult environment for all stakeholders. However, this effort to address high labor costs is an investment in the future competitiveness of our industrial business,” Malkoski said. “We are encouraged that we are once again in negotiations and that our initial discussions have been constructive. We look forward to resolving the outstanding issues.”

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Penford Facility Operating Effectively Despite Strike

About Penford Corporation
 Penford Corporation develops, manufactures and markets specialty natural-based ingredient systems for various applications, including papermaking and food products. Penford has nine locations in the United States, Australia and New Zealand.

     The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as “believes,” “may,” “will,” “looks,” “should,” “could,” “anticipates,” “expects,” or comparable terminology or by discussions of strategies or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are the risks and uncertainties discussed in this release, and those described from time to time in filings with the Securities and Exchange Commission which include, but are not limited to, competition; the possibility of interruption of business activities due to equipment problems, accidents, strikes, weather or other factors; product development risk; changes in corn and other raw material prices and availability; changes in general economic conditions or developments with respect to specific industries or customers affecting demand for the Company’s products including unfavorable shifts in product mix; unanticipated costs, expenses or third party claims; the risk that results may be affected by construction delays, cost overruns, technical difficulties, nonperformance by contractors or changes in capital improvement project requirements or specifications; interest rate and energy cost volatility; foreign currency exchange rate fluctuations; or other unforeseen developments in the industries in which Penford operates.

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